Exhibit 99.1

Scientific Games Withdraws Offer to Acquire Remaining 19% Equity Interest in SciPlay

Company committed to de-levering and investing in becoming the leading cross-platform global game company

Company is focused on optimizing capital management to drive shareholder value

Sale of Lottery and Sports Betting businesses on track to close in the second quarter of 2022

LAS VEGAS – December 22, 2021 — Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games,” “SGC” or the “Company”) today announced that it has withdrawn its previously announced July 15, 2021 all-stock offer to acquire the remaining 19% equity interest in SciPlay that it does not currently own.  SGC previously offered to merge with SciPlay in a transaction that would have resulted in SciPlay shareholders, other than SGC, receiving 0.25 shares of SGMS stock for each share of SciPlay stock. The Company will retain its 81% economic interest and 98% voting interest in SciPlay.

“In line with our approach to capital management and disciplined M&A we have decided that continuing to pursue this opportunity would not be prudent for our shareholders at this time,” said Barry Cottle, President and Chief Executive Officer of Scientific Games. “We remain committed to our strategy of leveraging our unparalleled portfolio of hit franchises, world-class talent and premium content engine to develop great games fully cross-platform. SciPlay remains a strategic asset and has the opportunity to drive meaningful value as it grows its social casino market share and expands into the $20B casual genre leveraging its expertise in engagement and monetization. We will continue to invest in this sector in a disciplined manner. Importantly, as we advance our strategy, we will continue to take a holistic approach to capital management as we focus on allocating capital to drive growth in earnings per share.”

The Company recently announced the sales of its Lottery and Sports Betting businesses for approximately $7 billion in transactions that are on track to close in the second quarter of 2022. These proceeds will enable Scientific Games to drive improved shareholder returns through significantly de-levering its balance sheet, investing in the core business and targeting accretive digital M&A to accelerate its growth strategies.  Scientific Games continues to take decisive steps as it executes on its vision of becoming the leading cross-platform global game company. SGC will also evaluate additional opportunities to allocate capital to best create shareholder value, including capital returns to shareholders, and will continue to be very disciplined with regards to M&A with a clear focus on optimizing returns for shareholders.

Advisors

Macquarie Capital is serving as financial advisor and Cravath, Swaine & Moore LLP is serving as legal advisor to Scientific Games.

Investor Inquiries:

Jim Bombassei, Senior Vice President of Investor Relations
IR@scientificgames.com

Media Inquiries:

Nick Lamplough / T.J. O’Sullivan / Lucas Pers, Joele Frank, Wilkinson Brimmer Katcher, +1 212 355 4449

Forward-Looking Statements

In this communication, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” “expect,” “intended,” “forecast,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates (including expectations, assumptions and estimates with respect to the expected benefits and timing of the pending sales of the Company’s Lottery and Sports Betting businesses) and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including (i) the risk that the conditions to the closing of the pending sale transactions may not be satisfied, (ii) the risk that a material adverse change, event or occurrence may affect the Company or parties to the sale transactions prior to the closing of the applicable pending transaction and may delay the applicable pending transaction or cause the relevant companies to abandon the applicable pending transaction, (iii) the possibility that one or both pending transactions may involve unexpected costs, liabilities or delays, (iv) the risk that the businesses of the companies involved in the pending transactions may suffer as a result of uncertainty surrounding the applicable proposed transaction and (v) the risk that disruptions from the pending transactions will harm relationships with the Company’s customers, employees and suppliers or (vi) that the Company may be unable to achieve expected financial, operational and strategic benefits of the pending transactions, and (vii) those factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2021 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

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